Exhibit 99.1

Landmark Infrastructure Partners LP Reports Third Quarter Results

El Segundo, California, November 7, 2018 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its third quarter financial results.

Highlights

•	Completed acquisitions with total consideration of approximately $135 million through September 30, 2018;
•	Rental revenue increased 30% to $17.6 million;
•	Net income attributable to common unitholders of $102.1 million, or $3.71 per diluted unit;
•	EBITDA of $116.9 million and Adjusted EBITDA of $17.3 million, a 30% increase in Adjusted EBITDA;
•	FFO of $0.29 per diluted unit and AFFO of $0.34 per diluted unit;
•	Formed a joint venture with Brookfield Asset Management (the “JV”) to invest in core infrastructure assets;
•	Entered into an agreement with Dallas Area Rapid Transit (“DART”) to develop a smart media communications platform which includes the deployment of kiosks and Landmark’s FlexGridTM solution;
•	Obtained commitments for an amended and restated five-year revolving credit facility with initial borrowing commitments of no less than $450.0 million; and
•	Announced a quarterly distribution of $0.3675 per common unit.

Third Quarter 2018 Results

Rental revenue for the quarter ended September 30, 2018 increased 30% to $17.6 million compared to the third quarter of 2017.  Net income for the third quarter of 2018 was $105.1 million, compared to net income of $3.8 million in the third quarter of 2017.  Net income attributable to common unitholders per diluted unit in the third quarter of 2018 was $3.71, compared to net income attributable to common unitholders per diluted unit of $0.08 in the third quarter of 2017.  FFO for the third quarter of 2018 increased to $0.29 per diluted unit, an increase of 21% from the third quarter of 2017.  AFFO for the third quarter of 2018 increased to $0.34 per diluted unit, an increase of 6% from the third quarter of 2017.  Net income for the quarter ended September 30, 2018 includes a $100.0 million gain on sale of real property interests associated with the formation of the JV.

For the nine months ended September 30, 2018, the Partnership reported rental revenue of $50.1 million, net income of $118.0 million, and net income attributable to common unitholders of $4.18 per diluted unit.  FFO for the nine months ended September 30, 2018 was $0.95 per diluted unit, an increase of 36% from the nine months ended September 30, 2017.  AFFO for the nine months ended September 30, 2018 was $0.99 per diluted unit, an increase of 5% from the nine months ended September 30, 2017.

“We are very pleased with our strong third quarter results and the excellent progress we are making on recent initiatives.  These initiatives will allow us to drive more meaningful growth to the Partnership as we leverage our relationships and our large and growing portfolio of core infrastructure assets,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.

REIT Internalization

As part of the plan to prepare the Partnership to consider an internalization of the sponsor, the Partnership is making significant changes to its operating model, including:

•	Shifting to a direct acquisition and development model to drive higher accretion from acquisitions and developments;
•	Reducing leverage levels to provide more operational flexibility and comparability to REIT peers;
•	Including REIT performance metrics such as FFO and AFFO per unit;

•

Maintaining the existing quarterly distribution of $0.3675 per common unit in order to retain cash flow in the near term to support higher organic growth and fund acquisition and development activities.

Quarterly Distributions

On October 26, 2018, the Board of Directors of the Partnership’s general partner declared a cash distribution of $0.3675 per common unit, or $1.47 per common unit on an annualized basis, for the quarter ended September 30, 2018.  The distribution is payable on November 14, 2018 to common unitholders of record as of November 5, 2018.

On October 22, 2018, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.4382 per Series C preferred unit, which is payable on November 15, 2018 to Series C preferred unitholders of record as of November 1, 2018.

On October 22, 2018, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which is payable on November 15, 2018 to Series B preferred unitholders of record as of November 1, 2018.

On September 20, 2018, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.5000 per Series A preferred unit, which was paid on October 15, 2018 to Series A preferred unitholders of record as of October 1, 2018.

Recent Acquisitions

Year-to-date through September 30, 2018, the Partnership acquired a total of 217 assets for total consideration of approximately $135 million. The acquisitions were immediately accretive to the Partnership’s distributable cash flow, funded primarily with borrowings under the Partnership’s existing Facility and the issuance of common units.

At-The-Market (“ATM”) Equity Programs

Year-to-date as of September 30, 2018, through its At-The-Market (“ATM”) issuance programs, the Partnership has issued 27,830 common units and 24,747 Series A preferred units for gross proceeds of approximately $0.5 million and $0.6 million, respectively.

2018 Guidance

During the third quarter the Partnership made significant progress on a number of its development initiatives and is making changes to its operating model.  In the fourth quarter and 2019, the Partnership is focusing on the completion of these development activities rather than acquiring drop-down portfolios from the sponsor, as direct acquisitions and development activities are expected to be more accretive.   As the Partnership focuses on completing these developments we are revising our outlook for acquisition volume to $175 million.  This includes approximately $35 million in new infrastructure deployments with the amount of development activity expected to accelerate into the first half of 2019.  Additionally, as part of these initiatives, the Partnership will focus on retaining capital to drive higher organic growth and fund acquisition and development activities.  While the Partnership is executing on its acquisition and development activities it expects to maintain the existing quarterly distribution to common unitholders of $0.3675 per common unit.

Conference Call Information

The Partnership will hold a conference call on Wednesday, November 7, 2018, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its third quarter 2018 financial and operating results.  The call can be accessed via a live webcast at https://edge.media-server.com/m6/p/nx8q4ivw, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 8945636.

A webcast replay will be available approximately two hours after the completion of the conference call through November 7, 2019 at https://edge.media-server.com/m6/p/nx8q4ivw.  The replay is also available through November 13, 2018 by dialing 855-859-2056 or 404-537-3406 and entering the access code 8945636.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

FFO, is a non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trust (“NAREIT”). FFO represents net income (loss) excluding real estate related depreciation and amortization expense, real estate related impairment charges, gains (or losses) on real estate transactions, adjustments for unconsolidated joint venture, and distributions to preferred unitholders and noncontrolling interests.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies.  FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions.  Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.  The Partnership's computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure of operating performance used by many companies in the REIT industry.  AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP.  AFFO should not be considered an alternative to net earnings, as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions.  Management considers AFFO a useful supplemental measure of the Partnership's performance.  The Partnership's computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs.  We calculate AFFO by starting with FFO and adjusting for general and administrative expense reimbursement, acquisition-related expenses, unrealized gain (loss) on derivatives, straight line rent adjustments, unit-based compensation, amortization of deferred loan costs and discount on secured notes, deferred income tax expense, amortization of above and below market rents, and repayments of receivables.

We define EBITDA as net income before interest, income taxes, depreciation and amortization, adjustments for investment in unconsolidated joint venture, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest expense, cash interest expense from unconsolidated joint venture, current cash income tax expense, distributions to preferred unitholders, distributions to noncontrolling interest holders, and maintenance capital expenditures.  Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with GAAP, as presented in our consolidated financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income (loss) and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2017 and Current Report on Form 8-K filed with the Commission on February 15, 2018.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(213) 788-4528
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue
Rental revenue	$17,560	$13,499	$50,051	$38,143
Expenses
Property operating	360	86	875	247
General and administrative	735	1,422	3,523	4,267
Acquisition-related	88	255	469	1,007
Amortization	4,293	3,458	12,548	9,826
Impairments	877	—	980	848
Total expenses	6,353	5,221	18,395	16,195
Other income and expenses
Interest and other income	434	430	1,280	1,168
Interest expense	(6,906)	(4,777)	(19,586)	(12,931)
Unrealized gain (loss) on derivatives	774	(61)	5,208	(111)
Equity income from unconsolidated joint venture	59	—	59	—
Gain on sale of real property interests	100,039	—	100,039	—
Total other income and expenses	94,400	(4,408)	87,000	(11,874)
Income before income tax expense	105,607	3,870	118,656	10,074
Income tax expense	460	72	663	72
Net income	105,147	3,798	117,993	10,002
Less: Net income attributable to noncontrolling interests	8	4	20	11
Net income attributable to limited partners	105,139	3,794	117,973	9,991
Less: Distributions to preferred unitholders	(2,868)	(1,818)	(7,742)	(4,672)
Less: General Partner's incentive distribution rights	(197)	(109)	(587)	(295)
Net income attributable to common and subordinated unitholders	$102,074	$1,867	$109,644	$5,024
Net income (loss) per common and subordinated unit
Common units – basic	$4.06	$0.08	$4.51	$0.22
Common units – diluted	$3.71	$0.08	$4.18	$0.22
Subordinated units – basic and diluted	$—	$0.08	$(0.59)	$0.22
Weighted average common and subordinated units outstanding
Common units – basic	25,138	19,750	24,405	19,620
Common units – diluted	27,741	22,885	26,658	22,755
Subordinated units – basic and diluted	—	3,135	517	3,135
Other Data
Total leased tenant sites (end of period)	1,818	2,099	1,818	2,099
Total available tenant sites (end of period)	1,907	2,180	1,907	2,180

Landmark Infrastructure Partners LP

Consolidated Balance Sheets

In thousands, except per unit data

(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Land	$128,791	$114,385
Real property interests	517,283	596,422
Construction in progress	26,413	7,574
Total land and real property interests	672,487	718,381
Accumulated amortization of real property interests	(35,965)	(37,817)
Land and net real property interests	636,522	680,564
Investments in receivables, net	18,964	20,782
Investment in unconsolidated joint venture	65,670	—
Cash and cash equivalents	6,907	9,188
Restricted cash	6,205	18,672
Rent receivables, net	4,014	4,141
Due from Landmark and affiliates	145	629
Deferred loan costs, net	2,199	3,589
Deferred rent receivable	5,391	4,252
Derivative asset	8,366	3,159
Other intangible assets, net	21,474	17,984
Assets held for sale (AHFS)	7,846	—
Other assets	3,970	5,039
Total assets	$787,673	$767,999
Liabilities and equity
Revolving credit facility	$140,500	$304,000
Secured notes, net	225,729	187,249
Accounts payable and accrued liabilities	7,312	4,978
Other intangible liabilities, net	9,717	12,833
Liabilities associated with AHFS	397	—
Prepaid rent	5,563	4,581
Total liabilities	389,218	513,641
Commitments and contingencies
Mezzanine equity
Series C cumulative redeemable convertible preferred units, 2,000,000 and zero units issued and outstanding at September 30, 2018 and December 31, 2017, respectively	47,534	—
Equity
Series A cumulative redeemable preferred units, 1,593,149 and 1,568,402 units issued and outstanding at September 30, 2018 and December 31, 2017, respectively	37,207	36,604
Series B cumulative redeemable preferred units, 2,463,015 units issued and outstanding at September 30, 2018 and December 31, 2017, respectively	58,936	58,936
Common units, 25,266,060 and 20,146,458 units issued and outstanding at September 30, 2018 and December 31, 2017, respectively	424,875	288,527
Subordinated units, zero and 3,135,109 units issued and outstanding at September 30, 2018 and December 31, 2017, respectively	—	19,641
General Partner	(168,949)	(150,519)
Accumulated other comprehensive income (loss)	(1,349)	968
Total limited partners' equity	350,720	254,157
Noncontrolling interests	201	201
Total equity	350,921	254,358
Total liabilities, mezzanine equity and equity	$787,673	$767,999

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	724	916	72.9	(7)	862	28.1			$7,738	44%
Outdoor Advertising	529	630	80.7	(7)	614	17.9			3,933	22%
Renewable Power Generation	24	56	28.9	(7)	56	29.6			436	3%
Subtotal	1,277	1,602	78.9	(7)	1,532	24.0			$12,107	69%
Tenant Lease Assignment only (8)
Wireless Communication	120	174	48.6		156	17.8			$1,552	9%
Outdoor Advertising	32	35	63.3		34	14.4			211	1%
Renewable Power Generation	6	6	48.9		6	27.8			56	—%
Subtotal	158	215	51.2		196	17.6			$1,819	10%
Tenant Lease on Fee Simple
Wireless Communication	19	28	99.0	(7)	28	18.0			$1,221	7%
Outdoor Advertising	43	47	99.0	(7)	47	9.2			845	5%
Renewable Power Generation	13	15	99.0	(7)	15	31.2			1,568	9%
Subtotal	75	90	99.0	(7)	90	15.5			$3,634	21%
Total	1,510	1,907	73.0	(9)	1,818	22.9			$17,560	100%
Aggregate Portfolio
Wireless Communication	863	1,118	69.0		1,046	26.3	94%	$1,910	$10,511	60%
Outdoor Advertising	604	712	80.9		695	17.1	98%	2,447	4,989	28%
Renewable Power Generation	43	77	37.5		77	29.8	100%	8,925	2,060	12%
Total	1,510	1,907	73.0	(9)	1,818	22.9	95%	$2,415	$17,560	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of September 30, 2018 were 3.6, 8.7, 17.8 and 5.9 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended September 30, 2018. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 64 years.

Landmark Infrastructure Partners LP

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

In thousands, except per unit data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$105,147	$3,798	$117,993	$10,002
Adjustments:
Amortization expense	4,293	3,458	12,548	9,826
Impairments	877	—	980	848
Gain on sale of real property interests	(100,039)	—	(100,039)	—
Distributions to preferred unitholders	(2,868)	(1,818)	(7,742)	(4,672)
Distributions to noncontrolling interests	(8)	(4)	(20)	(11)
FFO	$7,402	$5,434	$23,720	$15,993
Adjustments:
General and administrative expense reimbursement	289	996	2,069	3,025
Acquisition-related expenses	88	255	469	1,007
Unrealized (gain) loss on derivatives	(774)	61	(5,208)	111
Straight line rent adjustments	33	(88)	177	(304)
Unit-based compensation	—	—	70	105
Amortization of deferred loan costs and discount on secured notes	1,123	609	3,004	1,518
Deferred income tax expense	369	—	420	—
Amortization of above- and below-market rents, net	(333)	(311)	(1,008)	(964)
Repayments of receivables	307	343	915	868
Adjustments for investment in unconsolidated joint venture	6	—	6	—
AFFO	$8,510	$7,299	$24,634	$21,359

FFO per common unit - diluted	$0.29	$0.24	$0.95	$0.70
AFFO per common unit - diluted	$0.34	$0.32	$0.99	$0.94
Weighted average common units outstanding - diluted	25,138	22,885	24,922	22,755

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$105,147	$3,798	$117,993	$10,002
Interest expense	6,906	4,777	19,586	12,931
Amortization expense	4,293	3,458	12,548	9,826
Income tax expense	460	72	663	72
Adjustments for investment in unconsolidated joint venture	52	—	52	—
EBITDA	$116,858	$12,105	$150,842	$32,831
Impairments	877	—	980	848
Acquisition-related	88	255	469	1,007
Unrealized (gain) loss on derivatives	(774)	61	(5,208)	111
Gain on sale of real property interests	(100,039)	—	(100,039)	—
Unit-based compensation	—	—	70	105
Straight line rent adjustments	33	(88)	177	(304)
Amortization of above- and below-market rents, net	(333)	(311)	(1,008)	(964)
Repayments of investments in receivables	307	343	915	868
Deemed capital contribution to fund general and administrative expense reimbursement(1)	289	996	2,069	3,025
Adjusted EBITDA	$17,306	$13,361	$49,267	$37,527
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$9,503	$7,497	$31,069	$21,488
Unit-based compensation	—	—	(70)	(105)
Unrealized gain (loss) on derivatives	774	(61)	5,208	(111)
Amortization expense	(4,293)	(3,458)	(12,548)	(9,826)
Amortization of above- and below-market rents, net	333	311	1,008	964
Amortization of deferred loan costs and discount on secured notes	(1,123)	(609)	(3,004)	(1,518)
Receivables interest accretion	—	—	—	7
Impairments	(877)	—	(980)	(848)
Gain on sale of real property interests	100,039	—	100,039	—
Allowance for doubtful accounts	52	(53)	23	(79)
Equity income from unconsolidated joint venture	59	—	59	—
Working capital changes	680	171	(2,811)	30
Net income	$105,147	$3,798	$117,993	$10,002
Interest expense	6,906	4,777	19,586	12,931
Amortization expense	4,293	3,458	12,548	9,826
Income tax expense	460	72	663	72
Adjustments for investment in unconsolidated joint venture	52	—	52	—
EBITDA	$116,858	$12,105	$150,842	$32,831
Less:
Gain on sale of real property interests	(100,039)	—	(100,039)	—
Unrealized gain on derivatives	(774)	—	(5,208)	—
Straight line rent adjustment	—	(88)	—	(304)
Amortization of above- and below-market rents, net	(333)	(311)	(1,008)	(964)
Add:
Impairments	877	—	980	848
Acquisition-related	88	255	469	1,007
Unrealized loss on derivatives	—	61	—	111
Unit-based compensation	—	—	70	105
Straight line rent adjustment	33	—	177	—
Repayments of investments in receivables	307	343	915	868
Deemed capital contribution to fund general and administrative expense reimbursement (1)	289	996	2,069	3,025
Adjusted EBITDA	$17,306	$13,361	$49,267	$37,527
Less:
Expansion capital expenditures	(23,043)	(64,107)	(154,863)	(123,262)
Cash interest expense	(5,783)	(4,168)	(16,582)	(11,413)
Cash interest expense from unconsolidated joint venture	(46)	—	(46)	—
Cash income tax	(91)	(72)	(243)	(72)
Distributions to preferred unitholders	(2,868)	(1,818)	(7,742)	(4,672)
Distributions to noncontrolling interest holders	(8)	(4)	(20)	(11)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	23,043	64,107	154,863	123,262
Distributable cash flow	$8,510	$7,299	$24,634	$21,359

(1)

Under the omnibus agreement that we entered into with Landmark at the closing of our initial public offering, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands, except per unit data (Unaudited)

Three Months Ended September 30,
2018	2017
Revenue:
Rental revenue	$17,560	$13,499
Expenses:
Property operating	360	86
General and administrative	735	1,422
Acquisition-related	88	255
Amortization	4,293	3,458
Impairments	877	—
Total expenses	6,353	5,221
Other income and expenses
Interest and other income	434	430
Interest expense	(6,906)	(4,777)
Unrealized gain (loss) on derivatives	774	(61)
Equity income from unconsolidated joint venture	59	—
Gain on sale of real property interests	100,039	—
Total other income and expenses	94,400	(4,408)
Income before income tax expense	105,607	3,870
Income tax expense	460	72
Net income	$105,147	$3,798
Add:
Interest expense	6,906	4,777
Amortization expense	4,293	3,458
Income tax expense	460	72
Adjustments for investment in unconsolidated joint venture	52	—
EBITDA	$116,858	$12,105
Less:
Gain on sale of real property interests	(100,039)	—
Unrealized gain on derivatives	(774)	—
Straight line rent adjustments	—	(88)
Amortization of above- and below-market rents	(333)	(311)
Add:
Impairments	877	—
Acquisition-related expenses	88	255
Unrealized loss on derivatives	—	61
Straight line rent adjustments	33	—
Repayments of investments in receivables	307	343
Deemed capital contribution to fund general and administrative expense reimbursement (1)	289	996
Adjusted EBITDA	$17,306	$13,361
Less:
Expansion capital expenditures	(23,043)	(64,107)
Cash interest expense	(5,783)	(4,168)
Cash interest expense from unconsolidated joint venture	(46)	—
Cash income tax	(91)	(72)
Distributions to preferred unitholders	(2,868)	(1,818)
Distributions to noncontrolling interest holders	(8)	(4)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	23,043	64,107
Distributable cash flow	$8,510	$7,299
Annualized quarterly distribution per unit	$1.47	$1.43
Distributions to common unitholders	9,238	7,061
Distributions to Landmark Dividend – subordinated units	—	1,121
Distributions to the General Partner – incentive distribution rights	—	109
Total distributions	$9,238	$8,291
Shortfall of distributable cash flow over the quarterly distribution	$(728)	$(992)
Coverage ratio (2)	0.92	x	0.88	x

(1)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(2)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands, except per unit data (Unaudited)

Nine Months Ended September 30,
2018	2017
Revenue:
Rental revenue	$50,051	$38,143
Expenses:
Property operating	875	247
General and administrative	3,523	4,267
Acquisition-related	469	1,007
Amortization	12,548	9,826
Impairments	980	848
Total expenses	18,395	16,195
Other income and expenses
Interest and other income	1,280	1,168
Interest expense	(19,586)	(12,931)
Unrealized gain (loss) on derivatives	5,208	(111)
Equity income from unconsolidated joint venture	59	—
Gain on sale of real property interests	100,039	—
Total other income and expenses	87,000	(11,874)
Income before income tax expense	118,656	10,074
Income tax expense	663	72
Net income	$117,993	$10,002
Add:
Interest expense	19,586	12,931
Amortization expense	12,548	9,826
Income tax expense	663	72
Adjustments for investment in unconsolidated joint venture	52	—
EBITDA	$150,842	$32,831
Less:
Gain on sale of real property interests	(100,039)	—
Unrealized gain on derivatives	(5,208)	—
Straight line rent adjustments	—	(304)
Amortization of above- and below-market rents	(1,008)	(964)
Add:
Impairments	980	848
Acquisition-related expenses	469	1,007
Unrealized loss on derivatives	—	111
Straight line rent adjustments	177	—
Unit-based compensation	70	105
Repayments of investments in receivables	915	868
Deemed capital contribution to fund general and administrative expense reimbursement (1)	2,069	3,025
Adjusted EBITDA	$49,267	$37,527
Less:
Expansion capital expenditures	(154,863)	(123,262)
Cash interest expense	(16,582)	(11,413)
Cash interest expense from unconsolidated joint venture	(46)	—
Cash income tax	(243)	(72)
Distributions to preferred unitholders	(7,742)	(4,672)
Distributions to noncontrolling interest holders	(20)	(11)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	154,863	123,262
Distributable cash flow	$24,634	$21,359
Annualized quarterly distribution per unit	$1.47	$1.42
Distributions to common unitholders	26,907	20,895
Distributions to Landmark Dividend – subordinated units	570	3,339
Distributions to the General Partner – incentive distribution rights	386	231
Total distributions	$27,863	$24,465
Shortfall of distributable cash flow over the quarterly distribution	$(3,229)	$(3,106)
Coverage ratio (2)	0.88	x	0.87	x

(1)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(2)	Coverage ratio is calculated as the distributable cash flow for the year divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.